                                                                      Exhibit 99

FINANCIAL STATEMENTS AND
REPORT OF INDEPENDENT CERTIFIED
PUBLIC ACCOUNTANTS

CAMCO FINANCIAL CORPORATION 401(K)
SALARY SAVINGS PLAN

December 31, 1997, 1996 and 1995

                                    CONTENTS


                                                                        Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                         3

FINANCIAL STATEMENTS

  STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS                     4

  STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR
    PLAN BENEFITS                                                          6

  NOTES TO FINANCIAL STATEMENTS                                            9


SUPPLEMENTAL INFORMATION

  SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES                         14

  SCHEDULE OF REPORTABLE TRANSACTIONS                                     15

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Trustees
Camco Financial Corporation 401(k) Salary Savings Plan


We have audited the accompanying statements of net assets available for plan benefits of Camco Financial Corporation 401(k) Salary Savings Plan as of December 31, 1997 and 1996, and the related statements of changes in net assets available for plan benefits for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1997 and 1996, and the changes in net assets available for plan benefits for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ Grant Thornton LLP

Cincinnati, Ohio
February 16, 1998

             CAMCO FINANCIAL CORPORATION 401(k) SALARY SAVINGS PLAN

              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                                December 31, 1997


                                           FIDELITY                                        VANGUARD        VANGUARD       CAMBRIDGE
                                          BLUE CHIP                       TEMPLETON           INDEX      WELLINGTON         SAVINGS
                                             GROWTH           ACORN         FOREIGN           TRUST        BALANCED    CERTIFICATES
 ASSETS                                        FUND            FUND            FUND            FUND            FUND      OF DEPOSIT

Investments at current value:
  Common stock                            $       -    $          -       $       -       $       -       $       -       $       -
  Mutual funds                              379,213       1,019,827         340,484         754,594         482,109               -
  Certificates of deposit                         -               -               -               -               -         921,297
  U.S. Treasury obligations                   6,900          90,900           2,500           8,800               -           9,200
  Notes receivable                                -               -               -               -               -               -
                                         ----------      ----------      ----------      ----------      ----------      ----------
         Total investments                  386,113       1,110,727         342,984         763,394         482,109         930,497

Accrued interest receivable                      34             168              15              52              33          14,280
Contribution receivable - employer            1,456           2,952             966           1,754           1,374           1,070
Contribution receivable - participants'       2,467           5,897           1,831           3,498           2,994           1,841
                                         ----------      ----------      ----------      ----------      ----------      ----------
         Total receivable                     3,957           9,017           2,812           5,304           4,401          17,191

Cash and cash equivalents                        18              88           5,815              81               -               7
                                         ----------      ----------      ----------      ----------      ----------      ----------

Net assets available for Plan benefits   $  390,088      $1,119,832      $  351,611      $  768,779      $  486,510      $  947,695
                                         ==========      ==========      ==========      ==========      ==========      ==========

                                                                   CAMCO
                                                               FINANCIAL
                                                    LOAN     CORPORATION
 ASSETS                                             FUND           STOCK           TOTAL

Investments at current value:
  Common stock                                   $     -      $  908,642      $  908,642
  Mutual funds                                         -               -       2,976,227
  Certificates of deposit                              -               -         921,297
  U.S. Treasury obligations                            -               -         118,300
  Notes receivable                                51,106               -          51,106
                                              ----------      ----------      ----------
         Total investments                        51,106         908,642       4,975,572

Accrued interest receivable                            -              46          14,628
Contribution receivable - employer                     -           2,173          11,745
Contribution receivable - participants'                -           3,931          22,459
                                              ----------      ----------      ----------
         Total receivable                              -           6,150          48,832

Cash and cash equivalents                              -              38           6,047
                                              ----------      ----------      ----------

Net assets available for Plan benefits        $   51,106      $  914,830      $5,030,451
                                              ==========      ==========      ==========






The accompanying notes are an integral part of these statements.

             CAMCO FINANCIAL CORPORATION 401(k) SALARY SAVINGS PLAN

              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                               December 31, 1996


                                               FIDELITY                                        VANGUARD        VANGUARD
                                              BLUE CHIP                       TEMPLETON           INDEX      WELLINGTON
                                                 GROWTH           ACORN         FOREIGN           TRUST        BALANCED
         ASSETS                                    FUND            FUND            FUND            FUND            FUND

Investments at current value:
  Common stock                                $       -       $       -       $       -       $       -       $       -
  Mutual funds                                  113,948         554,504         162,193         279,569         232,480
  Certificates of deposit                             -               -               -               -               -
  U.S. Treasury obligations                       1,500          53,600           1,100           5,300           2,000
  Notes receivable                                    -               -               -               -               -
                                             ----------      ----------      ----------      ----------      ----------
         Total investments                      115,448         608,104         163,293         284,869         234,480

Accrued interest receivable                          11             126           5,717              23              30
Contribution receivable - employer                1,442           2,325             747           1,233           1,075
Contribution receivable - participants'           2,479           4,661           1,483           2,511           2,529
                                             ----------      ----------      ----------      ----------      ----------
         Total receivable                         3,932           7,112           7,947           3,767           3,634

Cash and cash equivalents                            76              90           1,258              31              49
                                             ----------      ----------      ----------      ----------      ----------

Net assets available for Plan benefits       $  119,456      $  615,306      $  172,498      $  288,667      $  238,163
                                             ==========      ==========      ==========      ==========      ==========




                                                   CAMBRIDGE                           CAMCO
                                                     SAVINGS                       FINANCIAL
                                                CERTIFICATES            LOAN     CORPORATION
         ASSETS                                   OF DEPOSIT            FUND           STOCK           TOTAL

Investments at current value:
  Common stock                                     $       -         $     -      $  244,363      $  244,363
  Mutual funds                                             -               -               -       1,342,694
  Certificates of deposit                            361,722               -               -         361,722
  U.S. Treasury obligations                            7,500           2,400           3,000          76,400
  Notes receivable                                         -          56,510               -          56,510
                                                  ----------      ----------      ----------      ----------
         Total investments                           369,222          58,910         247,363       2,081,689

Accrued interest receivable                            5,826               -              26          11,759
Contribution receivable - employer                     1,065               -           1,885           9,772
Contribution receivable - participants'                1,939               -           3,522          19,124
                                                  ----------      ----------      ----------      ----------
         Total receivable                              8,830               -           5,433          40,655

Cash and cash equivalents                                 28               -              41           1,573
                                                  ----------      ----------      ----------      ----------

Net assets available for Plan benefits            $  378,080      $   58,910      $  252,837      $2,123,917
                                                  ==========      ==========      ==========      ==========






The accompanying notes are an integral part of these statements.

             CAMCO FINANCIAL CORPORATION 401(k) SALARY SAVINGS PLAN

         STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                      For the year ended December 31, 1997


                                                 FIDELITY                                          VANGUARD        VANGUARD
                                                BLUE CHIP                        TEMPLETON            INDEX      WELLINGTON
                                                   GROWTH            ACORN         FOREIGN            TRUST        BALANCED
                                                     FUND             FUND            FUND             FUND            FUND

Additions to net assets attributed to:
  Interest and dividends                       $   18,259       $  105,412      $   38,637       $   14,879      $   39,372
  Net appreciation (depreciation)                  56,199          115,963         (20,679)         156,286          44,272

  Contributions - employer                         13,967           35,181          12,908           20,512          16,788
  Contributions - participants'                    24,143           70,151          23,900           38,992          30,116
  Rollovers                                       186,552          190,024         120,898          215,180         137,732
                                               ----------       ----------      ----------       ----------      ----------
         Total contributions                      224,662          295,356         157,706          274,684         184,636
                                               ----------       ----------      ----------       ----------      ----------

         Total additions                          299,120          516,731         175,664          445,849         268,280

Deductions from net assets attributed to:
  Benefit payments                                  5,829           18,608          13,586           21,755           5,439
                                               ----------       ----------      ----------       ----------      ----------

Net increase before transfers                     293,291          498,123         162,078          424,094         262,841

Interfund transfers                               (22,659)           6,403          17,035           56,018         (14,494)
                                               ----------       ----------      ----------       ----------      ----------

Net increase                                      270,632          504,526         179,113          480,112         248,347

Net assets available for plan benefits:
  Beginning of year                               119,456          615,306         172,498          288,667         238,163
                                               ----------       ----------      ----------       ----------      ----------

  End of year                                  $  390,088       $1,119,832      $  351,611       $  768,779      $  486,510
                                               ==========       ==========      ==========       ==========      ==========

                                                  CAMBRIDGE                             CAMCO
                                                    SAVINGS                         FINANCIAL
                                               CERTIFICATES             LOAN      CORPORATION
                                                 OF DEPOSIT             FUND            STOCK            TOTAL

Additions to net assets attributed to:
  Interest and dividends                         $   49,367       $    5,768       $   14,699       $  286,393
  Net appreciation (depreciation)                         -                -          351,004          703,045

  Contributions - employer                           14,753                -           26,536          140,645
  Contributions - participants'                      20,795                -           46,779          254,876
  Rollovers                                         531,912                -          231,235        1,613,533
                                                 ----------       ----------       ----------       ----------
         Total contributions                        567,460                -          304,550        2,009,054
                                                 ----------       ----------       ----------       ----------

         Total additions                            616,827            5,768          670,253        2,998,492

Deductions from net assets attributed to:
  Benefit payments                                   21,676            1,211            3,854           91,958
                                                 ----------       ----------       ----------       ----------

Net increase before transfers                       595,151            4,557          666,399        2,906,534

Interfund transfers                                 (25,536)         (12,361)          (4,406)               -
                                                 ----------       ----------       ----------       ----------

Net increase                                        569,615           (7,804)         661,993        2,906,534

Net assets available for plan benefits:
  Beginning of year                                 378,080           58,910          252,837        2,123,917
                                                 ----------       ----------       ----------       ----------

  End of year                                    $  947,695       $   51,106       $  914,830       $5,030,451
                                                 ==========       ==========       ==========       ==========





The accompanying notes are an integral part of these statements.

             CAMCO FINANCIAL CORPORATION 401(k) SALARY SAVINGS PLAN

         STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                      For the year ended December 31, 1996


                                                                  FIDELITY                                         VANGUARD
                                                  PEOPLES        BLUE CHIP                        TEMPLETON           INDEX
                                                 BALANCED           GROWTH           ACORN          FOREIGN           TRUST
                                                     FUND             FUND            FUND             FUND            FUND

Additions to net assets attributed to:
  Interest and dividends                       $        -       $    7,901      $   58,185       $    7,462      $    6,997
  Net appreciation (depreciation)                       -            3,229          43,997           15,438          42,486

  Contributions - employer                              -            6,295          21,198            9,201          12,368
  Contributions - participants'                         -           10,735          58,191           22,516          30,561
  Rollovers                                             -           18,058          14,665            6,339           9,852
                                               ----------       ----------      ----------       ----------      ----------
         Total contributions                            -           35,088          94,054           38,056          52,781
                                               ----------       ----------      ----------       ----------      ----------

         Total additions                                -           46,218         196,236           60,956         102,264

Deductions from net assets attributed to:
  Benefit payments                                      -                -          19,789            5,636           6,224
                                               ----------       ----------      ----------       ----------      ----------

Net increase (decrease) before transfers                -           46,218         176,447           55,320          96,040

Interfund transfers                              (238,221)          73,238            (318)          13,112          (7,781)
                                               ----------       ----------      ----------       ----------      ----------

Net increase (decrease)                          (238,221)         119,456         176,129           68,432          88,259

Net assets available for plan benefits:
  Beginning of year                               238,221                -         439,177          104,066         200,408
                                               ----------       ----------      ----------       ----------      ----------

  End of year                                   $       -       $  119,456      $  615,306       $  172,498      $  288,667
                                               ==========       ==========      ==========       ==========      ==========


                                                    VANGUARD       CAMBRIDGE                             CAMCO
                                                  WELLINGTON         SAVINGS                         FINANCIAL
                                                    BALANCED    CERTIFICATES             LOAN      CORPORATION
                                                        FUND      OF DEPOSIT             FUND            STOCK            TOTAL

Additions to net assets attributed to:
  Interest and dividends                          $   22,908      $   24,196          $     -       $    5,517       $  133,166
  Net appreciation (depreciation)                     21,522               -                -          (19,443)         107,229

  Contributions - employer                            11,511          13,739                -           17,297           91,609
  Contributions - participants'                       29,242          31,332                -           43,679          226,256
  Rollovers                                           14,650             703                -           17,476           81,743
                                                  ----------      ----------       ----------       ----------       ----------
         Total contributions                          55,403          45,774                -           78,452          399,608
                                                  ----------      ----------       ----------       ----------       ----------

         Total additions                              99,833          69,970                -           64,526          640,003

Deductions from net assets attributed to:
  Benefit payments                                    38,115          21,406            4,461            6,235          101,866
                                                  ----------      ----------       ----------       ----------       ----------

Net increase (decrease) before transfers              61,718          48,564           (4,461)          58,291          538,137

Interfund transfers                                  176,445         (79,459)           6,700           56,284                -
                                                  ----------      ----------       ----------       ----------       ----------

Net increase (decrease)                              238,163         (30,895)           2,239          114,575          538,137

Net assets available for plan benefits:
  Beginning of year                                        -         408,975           56,671          138,262        1,585,780
                                                  ----------      ----------       ----------       ----------       ----------

  End of year                                     $  238,163      $  378,080       $   58,910       $  252,837       $2,123,917
                                                  ==========      ==========       ==========       ==========       ==========


The accompanying notes are an integral part of these statements.

             CAMCO FINANCIAL CORPORATION 401(k) SALARY SAVINGS PLAN

         STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                      For the year ended December 31, 1995


                                                                                                    VANGUARD
                                                  PEOPLES                         TEMPLETON            INDEX
                                                 BALANCED            ACORN          FOREIGN            TRUST
                                                     FUND             FUND             FUND             FUND

Additions to net assets attributed to:
  Interest and dividends                       $   12,625       $   35,054       $    7,199       $    4,777
  Net appreciation                                 26,931           30,886            3,319           42,576

  Contributions - employer                          8,146           14,111            4,091            5,717
  Contributions - participants'                    33,127           59,479           14,668           25,379
                                               ----------       ----------       ----------       ----------
         Total contributions                       41,273           73,590           18,759           31,096
                                               ----------       ----------       ----------       ----------

         Total additions                           80,829          139,530           29,277           78,449

Deductions from net assets attributed to:
  Benefit payments                                 15,586           13,433            4,142           12,966
                                               ----------       ----------       ----------       ----------

Net increase (decrease) before transfers           65,243          126,097           25,135           65,483

Interfund transfers                               (65,008)         (21,187)         (39,708)         (13,401)
                                               ----------       ----------       ----------       ----------

Net increase (decrease)                               235          104,910          (14,573)          52,082

Net assets available for plan benefits:
  Beginning of year                               237,986          334,267          118,639          148,326
                                               ----------       ----------       ----------       ----------

  End of year                                  $  238,221       $  439,177       $  104,066       $  200,408
                                               ==========       ==========       ==========       ==========



                                                   CAMBRIDGE                            CAMCO
                                                     SAVINGS                        FINANCIAL
                                                CERTIFICATES            LOAN      CORPORATION
                                                  OF DEPOSIT            FUND            STOCK           TOTAL

Additions to net assets attributed to:
  Interest and dividends                          $   26,984         $     -       $    2,260      $   88,899
  Net appreciation                                         -               -           15,377         119,089

  Contributions - employer                            15,845               -           11,009          58,919
  Contributions - participants'                       50,787               -           38,741         222,181
                                                  ----------      ----------       ----------      ----------
         Total contributions                          66,632               -           49,750         281,100
                                                  ----------      ----------       ----------      ----------

         Total additions                              93,616               -           67,387         489,088

Deductions from net assets attributed to:
  Benefit payments                                    16,838           2,801            5,586          71,352
                                                  ----------      ----------       ----------      ----------

Net increase (decrease) before transfers              76,778          (2,801)          61,801         417,736

Interfund transfers                                   19,323          43,520           76,461               -
                                                  ----------      ----------       ----------      ----------

Net increase (decrease)                               96,101          40,719          138,262         417,736

Net assets available for plan benefits:
  Beginning of year                                  312,874          15,952                -       1,168,044
                                                  ----------      ----------       ----------      ----------

  End of year                                     $  408,975      $   56,671       $  138,262      $1,585,780
                                                  ==========      ==========       ==========      ==========





The accompanying notes are an integral part of these statements.

             CAMCO FINANCIAL CORPORATION 401(k) SALARY SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS

                        December 31, 1997, 1996 and 1995


NOTE A - DESCRIPTION OF PLAN

    The following description of the Camco Financial Corporation 401(k) Salary Savings Plan ("Plan") provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

    1.  General
        -------

    The Plan is a defined contribution plan covering all full-time employees of the Company who have one year of service (1,000 hours or more) and are age twenty-one or older. Effective July 31, 1997, the Plan was amended to remove any service or age requirement for deferral elections. The Plan was further amended to require one year of service (1,000 hours or more) to share in the matching Company contribution. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

    2.  Contributions
        -------------

    Each year, participants may contribute up to 15 percent of pretax annual compensation, as defined in the Plan. Participants may also contribute amounts representing distributions from other qualified defined benefit or contribution plans. In 1995, the Company contributed 50 percent of the first four percent of base compensation that a participant contributed to the Plan. On July 1, 1996, the Plan sponsor amended the Plan so that the Company contributes 100 percent of the first three percent of base compensation and contributes 50 percent of the next two percent of base compensation. Contributions are subject to certain limitations.

    3.  Participant Accounts
        --------------------

    Each participant's account is credited with the participant's contribution and allocations of (a) the Company's contribution and, (b) Plan earnings. Allocations are based on each account balance, as defined. Forfeited balances of terminated participants' nonvested accounts are used to reduce future Company contributions. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

    4.  Vesting
        -------

    Participants are immediately vested in their contributions plus actual earnings thereon. Vesting in the Company's matching and discretionary contribution portion of their accounts plus actual earnings thereon is based on years of continuous service. A participant is 100 percent vested after five years of participation as follows:

                                                         VESTING
     YEAR OF PARTICIPATION                               PERCENT

          One year                                        20%
          Two years                                       40%
          Three years                                     60%
          Four years                                      80%
          Five years                                     100%

             CAMCO FINANCIAL CORPORATION 401(k) SALARY SAVINGS PLAN

                        December 31, 1997, 1996 and 1995


NOTE A - DESCRIPTION OF PLAN (continued)

    4.  Vesting (continued)
        --------

    During 1997, various participants received distributions from the Company's pension plan, which was terminated. Participants had the option of rolling these funds into the 401(k) Plan and direct them in various investment options. Total rollovers in 1997 totaled $1,613,533.

    5.  Investment Options
        ------------------

    Upon enrollment in the Plan, a participant may direct contributions in various investment options.

     * FIDELITY BLUE CHIP GROWTH FUND -- The fund invests approximately 60 percent of its assets in common stock of Blue Chip companies.

     * ACORN FUND -- An aggressive growth mutual fund that invests in primarily stocks of smaller companies.

     * TEMPLETON FOREIGN FUND -- An aggressive growth mutual fund that invests primarily in stocks of foreign companies.

     * VANGUARD INDEX TRUST FUND -- A mutual fund that invests primarily in Blue Chip companies.

     * VANGUARD WELLINGTON BALANCED FUND -- A mutual fund that seeks conservation of capital and reasonable income and invests in common stocks and preferred stock debt securities.

     * CAMBRIDGE SAVINGS CERTIFICATE OF DEPOSIT FUND -- Funds are invested in certificates of deposit with a subsidiary of Camco Financial Corporation.

     * CAMCO FINANCIAL CORPORATION STOCK -- Funds are invested in stock of the Plan sponsor's Camco Financial Corporation common stock.

    Participants may change their investment options quarterly.

    6.  Participant Notes Receivable
        ----------------------------

    Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50 percent of their account balance. Loan transactions are treated as a transfer to (from) the investment fund from (to) the Loan Fund. Loan terms range from 1-5 years. The loans are secured by the balance in the participant's account and bear interest at a rate of 2% over the prime rate.

             CAMCO FINANCIAL CORPORATION 401(k) SALARY SAVINGS PLAN

                        December 31, 1997, 1996 and 1995


NOTE A - DESCRIPTION OF PLAN (continued)

    7.  Payment of Benefits
        -------------------

On termination of service due to death, disability or retirement, a participant will receive a lump-sum amount equal to the value of the participants' vested interest in his or her account. For termination of service due to other reasons, a participant may receive the value of the vested interest in his or her account as a lump-sum distribution.


NOTE B - SUMMARY OF ACCOUNTING POLICIES

    1.  Basis of Accounting
        -------------------

The financial statements of the Plan are prepared under the accrual method of accounting.

    2.  Investment Valuation and Income Recognition
        -------------------------------------------

The Plan's investments are stated at fair value. Participant notes receivable are valued at cost which approximates fair value.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

Investments that represent five percent or more of the Plan's net assets are separately identified.

                                                                                  1997                1996

Camco Financial Corporation stock                                           $  908,642          $  244,363
Fidelity Blue Chip Growth Fund                                                 379,213             113,948
Acorn Fund                                                                   1,019,827             554,504
Templeton Foreign Fund                                                         340,484             162,193
Vanguard Index Trust Fund                                                      754,594             279,569
Vanguard Wellington Fund                                                       482,109             232,480
Cambridge Savings Certificates
  of Deposit                                                                   921,297             361,722

During 1997, 1996 and 1995, the Plan's investments (including investments bought, sold, and held during the year) appreciated in value by $703,045, $107,229 and $119,089, respectively.

             CAMCO FINANCIAL CORPORATION 401(k) SALARY SAVINGS PLAN

                        December 31, 1997, 1996 and 1995


NOTE B - SUMMARY OF ACCOUNTING POLICIES (continued)

     3.   Payment of Benefits
          -------------------

     Benefits are recorded when paid.

     4.   Use of Estimates
          ----------------

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent asset and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.


NOTE C - PLAN TERMINATION

    Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.


NOTE D - TAX STATUS

    The Internal Revenue Service has determined and informed the Company by a letter dated August 9, 1995, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. Therefore, they believe that the Plan was qualified and the related trust was tax-exempt as of the financial statement date.


NOTE E- ADMINISTRATIVE EXPENSES

    Administrative expenses of the Plan are paid by the Plan sponsor.


NOTE F - RELATED PARTY TRANSACTIONS

    The Plan offers participants the option of investing in shares of stock of the Plan sponsor, Camco Financial Corporation. The Plan also offers participants the option of investing in certificates of deposit with subsidiaries of Camco Financial Corporation and, therefore, these transactions qualify as party-in-interest.

                            SUPPLEMENTAL INFORMATION

             CAMCO FINANCIAL CORPORATION 401(k) SALARY SAVINGS PLAN

                           FORM 5500 E.I.N. 51-0110823
                                 PLAN NO. - 002

           ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                December 31, 1997


(a)             (b)                                                 (c)                                 (d)             (e)
         IDENTITY OF ISSUE,                          DESCRIPTION OF INVESTMENT INCLUDING
         BORROWER, LESSOR, OR                        MATURITY DATE, RATE OF INTEREST;                                 CURRENT
         SIMILAR PARTY                               COLLATERAL, PAR OR MATURITY VALUE                   COST           VALUE

         COMMON STOCK                                              SHARES
         ------------                                              ------
*          Camco Financial Corporation stock                       35,633                          $  560,570      $  908,642

         MUTUAL FUNDS
         ------------
           Fidelity Blue Chip Growth Fund                           9,610                             319,872         379,213
           Acorn Fund                                              60,025                             833,908       1,019,827
           Templeton Foreign Fund                                  34,220                             346,438         340,484
           Vanguard Index Trust Fund                                8,378                             512,124         754,594
           Vanguard Wellington Fund                                16,370                             425,026         482,109
                                                                                                   ----------      ----------
                                                                                                    2,437,368       2,976,227
                                                                                                   ----------      ----------

         CERTIFICATES OF DEPOSIT
         -----------------------
*          Cambridge Savings Certificates of Deposit                                                  902,720         902,720
*          First Federal Washington Courthouse                                                         18,577          18,577
                                                                                                   ----------      ----------
                                                                                                      921,297         921,297
                                                                                                   ----------      ----------

         U.S. TREASURY OBLIGATIONS
         -------------------------
           Fidelity U.S. Treasury Income Portfolio                118,300                             118,300         118,300
                                                                                                   ----------      ----------

         NOTE RECEIVABLE
         ---------------
*          Participants' notes(2)                               10%-10.5%                                   -          51,106
                                                                                                   ----------      ----------

                                                                                                   $4,037,535      $4,975,572
                                                                                                   ==========      ==========

*  Party-in-interest

             CAMCO FINANCIAL CORPORATION 401(k) SALARY SAVINGS PLAN
                           FORM 5500 E.I.N. 51-0110823
                                 PLAN NO. - 002
                 ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                          Year ended December 31, 1997

    (a)                  (b)                                           (c)                (d)            (e)               (f)

IDENTITY OF                                                                                                               EXPENSE
PARTY                                                                PURCHASE           SELLING          LEASE      INCURRED WITH
INVOLVED        DESCRIPTION OF ASSET                                    PRICE             PRICE         RENTAL        TRANSACTION

*               Camco Financial Corporation Stock
                  Purchases                                       $   332,342       $        -            $ -                $ -
                  Sales                                                    -             19,070             -                  -

                Fidelity Blue Chip Growth Fund
                  Purchases                                           258,480                -              -                  -
                  Sales                                                    -             49,353             -                  -

                Acorn Fund
                  Purchases                                           367,538                -              -                  -
                  Sales                                                    -             18,174             -                  -

                Templeton Foreign Fund
                  Purchases                                           221,828                -              -                  -
                  Sales                                                    -             22,847             -                  -

                Vanguard Index Trust Fund
                  Purchases                                           333,556                -              -                  -
                  Sales                                                    -             14,821             -                  -

                Vanguard Wellington Fund
                  Purchases                                           230,655                -              -                  -
                  Sales                                                    -             25,298             -                  -

*               Certificates of deposit
                  Purchases                                           559,575                -              -                  -

                Fidelity U.S. Treasury Income Portfolio
                  Purchases                                         2,835,200                -              -                  -
                  Sales                                                    -          2,793,300             -                  -




    (a)                  (b)                                              (g)            (h)              (i)
                                                                                   CURRENT VALUE
IDENTITY OF                                                                          OF ASSET ON
PARTY                                                                   COST OF      TRANSACTION       NET GAIN
INVOLVED        DESCRIPTION OF ASSET                                      ASSET             DATE      OR (LOSS)

*               Camco Financial Corporation Stock
                  Purchases                                         $   332,342      $   332,342         $   -
                  Sales                                                  20,202           19,070         (1,132)

                Fidelity Blue Chip Growth Fund
                  Purchases                                             258,480          258,480             -
                  Sales                                                  49,326           49,353             27

                Acorn Fund
                  Purchases                                             367,538          367,538             -
                  Sales                                                  18,589           18,174           (415)

                Templeton Foreign Fund
                  Purchases                                             221,828          221,828             -
                  Sales                                                  25,729           22,847         (2,882)

                Vanguard Index Trust Fund
                  Purchases                                             333,556          333,556             -
                  Sales                                                  15,082           14,821           (261)

                Vanguard Wellington Fund
                  Purchases                                             230,655          230,655             -
                  Sales                                                  25,667           25,298           (369)

*               Certificates of deposit
                  Purchases                                             559,575          559,575             -

                Fidelity U.S. Treasury Income Portfolio
                  Purchases                                           2,835,200        2,835,200             -
                  Sales                                               2,793,300        2,793,300             -


* Party-in-interest


                                       15